UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2021 (August 2, 2021)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 2, 2021, Newtek Business Services Corp. (the “Company”) entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with National Bank of New York City (“NBNYC”) and certain NBNYC shareholders (the “Sellers”) to acquire all of the issued and outstanding stock of NBNYC. This acquisition is part of a plan to reposition Newtek as a bank holding company, and is subject to the approval of, among others, federal banking regulators and the U.S. Small Business Administration (the “SBA”) and the Company’s shareholders to withdraw the Company’s election as a business development company under the Investment Company Act of 1940, as amended.

The transaction contemplated by the Stock Purchase Agreement (the “Stock Purchase”), which is expected to close within six to twelve months, is subject to receipt of the requisite regulatory approvals, as well as the satisfaction of other customary closing conditions.

The Stock Purchase Agreement

On the terms and subject to the conditions set forth in the Stock Purchase Agreement, the Company will acquire all of the then issued and outstanding shares of common stock, par value $25.00 per share, of NBNYC, a national bank.

The consideration payable by the Company to the Sellers at the closing of the Stock Purchase (the “Closing” and the date on which the Closing occurs, the “Closing Date”) will be $20,000,000 in cash, subject to certain adjustments. In addition, the Stock Purchase Agreement contemplates that, as of the Closing and subject to regulatory approval, NBNYC will dividend to the Sellers both NBNYC’s owned property in Flushing, New York and cash in the amount equal to the excess, if any, of NBNYC’s tangible common equity as of the Closing Date over $20,000,000 (the “Pre-Closing Dividend”).

The obligations of the parties to consummate the Stock Purchase are subject to the satisfaction or waiver of certain customary closing conditions, including (a) the receipt of required regulatory approvals, including the approvals of the federal banking regulators and the SBA (and without the imposition of a Burdensome Condition (defined as any condition in connection with obtaining and maintaining any requisite regulatory approvals that would (i) materially restrict the business plan proposed by the Company for the operation of NBNYC after the Closing or (ii) be materially burdensome on the Company’s business following the Closing, in each case which would likely reduce the economic benefits of the transactions contemplated by the Stock Purchase Agreement to the Company to such a degree that the Company would not have entered into the Stock Purchase Agreement had such restriction or condition been known to it at the date of the Stock Purchase Agreement)), (b) the accuracy of the other party’s representations and warranties, subject to certain timing and materiality standards, (c) compliance in all material respects by the other party with its pre-closing obligations contained in the Stock Purchase Agreement and (d) the absence of any injunction or order prohibiting the consummation of the Stock Purchase. Under the Stock Purchase Agreement, the Company, NBNYC and the Sellers agreed to use reasonable best efforts to obtain the requisite regulatory approvals. The obligations of the parties to consummate the Stock Purchase are also subject to receiving the requisite regulatory approval for the payment of the Pre-Closing Dividend (the “Dividend Approval”).

The obligation of the Company to consummate the Stock Purchase is further subject to additional conditions, including (a) NBNYC’s tangible common equity equaling or exceeding $20,000,000, (b) NBNYC’s equity-to-debt ratio as of the Closing equaling or exceeding 10%, (c) there having been no material adverse effect with respect to NBNYC since December 31, 2020, (d) the written resignation of all of the directors of NBNYC if requested by the Company, (e) the Company’s having obtained shareholder approval to withdraw its election as a business development company under the Investment Company Act of 1940, as amended, (f) the Company’s having completed a refinancing of its outstanding notes, including the elimination of any provisions relating to the Company’s election to be treated as a business development company under the Investment Company Act of 1940, as amended, (g) NBNYC’s having established a standard line of credit from the Federal Home Loan Bank of New York of an amount equal to or exceeding the lesser of $80,000,000 or the maximum possible amount permitted that is secured by the Bank’s portfolio of commercial and residential real estate loans, (h) the number of employees of NBNYC as of the Closing being not less than 75% of the number of employees as of the date of the Stock Purchase Agreement and including Nicholas DeMeo, the President of NBNYC, (i) NBNYC’s having used its reasonable best efforts to become a BIN Sponsor (defined as a member institution of MasterCard Inc. or Visa Inc. that serves as an acquiring bank for any merchant or sponsors a company’s participation in either such payment network), (j) the total average deposits of NBNYC equaling or exceeding $125,000,000 on average for the thirty calendar days prior to the Closing, and (k) an amendment of NBNYC’s articles of association relating to geographic restrictions on the location of the main office of NBNYC.

The Stock Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by confidential disclosures provided to the Company by NBNYC in connection with the Stock Purchase Agreement. Each of the parties has agreed to various customary covenants, including covenants regarding the conduct of NBNYC’s business prior to the Closing. The Stock Purchase Agreement provides for post-Closing indemnification obligations with respect to breaches of the representations, warranties and covenants of each party in the Stock Purchase Agreement, as well as, in the case of the Sellers, indemnification obligations with respect to certain tax matters. Each party’s indemnification obligations with respect to breaches of its representations and warranties generally are subject to reaching a minimum aggregate obligation of $100,000 (whereupon, subject to the Stock Purchase Agreement, the entire aggregate amount of all obligations and liabilities in excess of such amount is due and payable) and a cap on the maximum aggregate amount of indemnification payable by the Sellers equal to $12,500,000.

The Company and the Sellers have the right to terminate the Stock Purchase Agreement under certain circumstances, including if the Stock Purchase has not occurred on or prior to November 2, 2022 or if the requisite regulatory approvals have not been obtained. If the Stock Purchase Agreement is terminated in certain circumstances specified therein, the Company may owe NBNYC a fee of $200,000.

The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Stock Purchase Agreement, which is filed at Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Stock Purchase Agreement establishes and governs the legal relations between the parties with respect to the transactions contemplated thereby and is not intended to be a source of factual, business or operational information about the parties or their respective businesses. The representations and warranties set forth in the Stock Purchase Agreement may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between the parties to the Stock Purchase Agreement rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Stock Purchase Agreement that were made to the other party in connection with the negotiation of the Stock Purchase Agreement and generally were solely for the benefit of the parties to the Stock Purchase Agreement.

Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state or facts or circumstances because they were made only as of the date of the Stock Purchase Agreement and are modified by confidential disclosure schedules delivered in connection with the Stock Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.      Regulation FD Disclosure.

On August 2, 2021, the Company issued a press release announcing the entry into the Stock Purchase Agreement. The Company also has made available an investor presentation related to the transaction. The press release and investor presentation are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1*	Stock Purchase Agreement by and among Newtek Business Services Corp. and the Sellers named in Schedule A thereto.

99.1	Press Release, dated August 2, 2021, entitled “Newtek Business Services Corp. Signs Agreement to Acquire National Bank of New York City”

99.2	Investor Presentation
*
The schedules to Exhibit 10.1 have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company hereby undertakes to furnish copies of any omitted schedules and exhibits upon request by the Commission.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: August 2, 2021	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board